Exhibit 99.1

NEWS RELEASE

Ocean Power Technologies and HAI Technologies Announce

A Joint Application Development and Marketing Agreement

Pennington, NJ – February 6, 2017 – Ocean Power Technologies, Inc. (NASDAQ: OPTT) (“OPT” or “the Company”) and HAI Technologies Corp. announced today a strategic alliance to pursue mutual opportunities through a joint applications development and marketing agreement with an initial focus on offshore oil and gas subsea chemical injection systems where persistent power and real-time data communications are critical.

Dan Krohn, HAI Technologies General Manager stated, “HAI has tremendous experience in a variety of technologies and applications in the offshore oil and gas industry including subsea chemical systems. Chemical injection techniques are used to mitigate the diminishing effects of buildup in piping and pumping systems used in subsea oil production operations. HAI has developed an innovative, compact and modular approach which moves the chemical injection system closer to the production field. We believe HAI Technologies’ advanced chemical injection solutions, combined with OPT’s PB3 PowerBuoy®, creates a unique opportunity to pair two distinctive offshore technologies creating new methods to deal with long distance and remote offshore field developments.  We believe combining subsea chemical injection components with a local surface power system such as the PB3, is a new subsea architecture reducing field development cost, and potentially making an impractical field now practical.”

George Kirby, OPT Chief Executive Officer stated: “We are excited to join efforts with such an innovative company as HAI Technologies. Chemical injection systems require persistent and reliable power, and we believe OPT’s PB3 PowerBuoy® can provide prime and augmented power and real-time system control communications which may enable the cost reduction and simplification of transporting chemicals over long distances. Our PowerBuoy compliments HAI’s modular approach to chemical injection systems by providing cost-effective and persistent power and communications.  We are seeing a demand for innovative, cost saving technologies in the offshore oil and gas industry, and we believe that HAI Technologies’ innovative chemical injection capabilities, in combination with OPT’s PowerBuoy, will enable our customers to overcome technical hurdles and to deliver significant savings to their operations.”

OPT’s PB3 PowerBuoy® is a reliable and persistent power and communication platform for remote offshore applications such as advanced multi-functional sensors, modular chemical injection systems for subsea oil production operations, and docking stations for subsea drones.  End-users can apply the PB3 to a suite of mission critical payloads while extending their range of operation, lowering their operational costs, and enabling real-time data transfer and decision making.

About Ocean Power Technologies, Inc.

Headquartered in Pennington, New Jersey, Ocean Power Technologies (NASDAQ:OPTT) is a leader in ocean wave energy conversion. OPT’s proprietary PowerBuoy® technology is based on a scalable and modular design. OPT specializes in cost-effective and environmentally sound ocean wave based power generation and management technology.

About HAI Technologies Corporation

HAI Technologies, is headquartered in Houston, TX and also operates out of Rochester NY. HAI Technologies specializes in innovative products both for high power long wave acoustics, and products for Oil and Gas subsea field development.

Forward-Looking Statements

This release may contain "forward-looking statements" that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as "may", "will", "aim", "will likely result", "believe", "expect", "will continue", "anticipate", "estimate", "intend", "plan", "contemplate", "seek to", "future", "objective", "goal", "project", "should", "will pursue", and similar expressions or variations of such expressions. These forward-looking statements reflect the Company's current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company's most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Company Contact: Matthew T. Shafer, Chief Financial Officer and Treasurer Investor Relations Contact: Andrew Barwicki Barwicki Investor Relations Inc	Phone: 609-730-0400 Phone: 516-662-9461